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                                                                    EXHIBIT 10.6


                       FOURTH AMENDMENT TO ALLERGAN, INC.
                  EMPLOYEE STOCK OWNERSHIP PLAN (RESTATED 1996)

The ALLERGAN, INC. EMPLOYEE STOCK OWNERSHIP PLAN (the "Plan") is hereby amended to read as follows:

1. Section 2.13 of the Plan is amended in its entirety as follows:

                      Section 2.13 "Employee" shall mean any person who is
              employed by the Sponsor or an Affiliated Company in any capacity, any portion of whose income is subject to withholding of income tax and/or for whom Social Security contributions are made by the Sponsor or an Affiliated Company except that such term shall not include (a) any individual who performs services for the Sponsor or an Affiliated Company and who is classified or paid as an independent contractor (regardless of his or her classification for federal tax or other legal purposes) by the Sponsor or an Affiliated Company and (b) any individual who performs services for the Sponsor or an Affiliated Company pursuant to an agreement between the Sponsor or an Affiliated Company and any other person including a leasing organization except to the extent such individual is a Leased Employee.

2. Section 2.14 of the Plan is amended in its entirety as follows:

                      Section 2.14 "Eligible Employee" shall mean any United
              States-based payroll Employee of the Company and any expatriate Employee of the Company who is a United States citizen or permanent resident, but excluding any Employee of the Company who is employed at the Sponsor's facility in Puerto Rico, any non-resident alien, any non-regular manufacturing site transition Employee, any Leased Employee, and any Employee covered by a collective bargaining agreement. Notwithstanding the preceding sentence, for Plan Years beginning prior to January 1, 1996, an Eligible Employee shall not include a temporary employee classified as such by the Company.

3. The effective date of this Fourth Amendment shall be January 1, 1999.

         IN WITNESS WHEREOF, Allergan, Inc. hereby executes this Fourth Amendment on the 26th day of August, 1999.

ALLERGAN, INC.


By: /s/ Francis R. Tunney, Jr.
    -----------------------------------------
    Francis R. Tunney, Jr.,
    Corporate Vice President--Administration,
    General Counsel and Secretary